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EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-4 of
NewMil Bancorp, Inc. of our report dated July 20, 1999 relating to the financial statements of NewMil Bancorp, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Hartford, Connecticut
June 30, 2000